SUPPLEMENTAL INDENTURE AND WAIVER

     This SUPPLEMENTAL INDENTURE AND WAIVER (the "Waiver") is dated as of July 28, 1995 between CAROLCO PICTURES INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER &
TRUST COMPANY, as Trustee (the "Trustee").

                     WITNESSETH:

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of October 14, 1994 (the "Indenture") providing for the issuance of the Company's 7% Convertible Subordinated Notes due
2006 (the "Securities");

     WHEREAS, Section 11.2 of the Indenture authorizes the Trustee, with the written consent of the Holders of all of the then outstanding Securities, to waive compliance by the Company with any provision of the Indenture relating to payment of interest;

     WHEREAS, all acts and proceedings required by law, by the Indenture and by the Certificate of Incorporation of the Company to constitute this Waiver a valid and binding agreement for the uses and purposes herein set forth, in accordance with its terms, have been done and taken, and the execution and delivery of this Waiver have been in all respects duly authorized by the Company;

     WHEREAS, the Company has obtained the unrevoked consent of the Holders of all of the Securities outstanding as of the date hereof to the Waiver provided for herein; and

     WHEREAS, the foregoing recitals are made as representations or statements of fact by the Company and not by the Trustee.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of all present and future holders of Securities, as follows:

     SECTION 1. For all other purposes of this Waiver, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Waiver, refer to the amendment of the Indenture as a whole and not to any particular Section hereof.

     SECTION 2. Acting upon instruction of the Holders of all of the Securities outstanding as of the date hereof, the Trustee hereby:

          (a) waives any Default or Event of Default under the Indenture occurring as a result of the Company's failure to pay the interest due on the Securities on June 30, 1995 in the aggregate amount of $647,500 (the "June Payment"); and

          (b) agrees that, notwithstanding anything to the contrary contained in the Indenture or the Securities, (i) the June Payment is hereby deferred and is not payable until December 30, 1995, at which time it will be paid with interest and (ii) for all other purposes other than as set forth in clause
(i), the June Payment is and shall be treated as accrued but unpaid interest on the Securities.

     SECTION 3. The Trustee accepts the waiver and modification of certain provisions of the Indenture effected by this Waiver and agrees to execute the trust created by the Indenture as hereby waived and modified, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the
Indenture as hereby waived and modified, and, without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company, and makes no representations as to the validity or sufficiency of this
Waiver and shall incur no liability or responsibility in respect of the validity thereof.

     SECTION 4. Except as hereby expressly waived and modified, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     SECTION 5. This Waiver shall form a part of the Indenture and the Securities for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

     SECTION 6. This Waiver may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

     SECTION 7. The internal laws of the State of New York shall govern this Waiver, without regard to the conflicts of laws rules thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.

                              CAROLCO PICTURES INC.


                              By:/s/ Robert W. Goldsmith


Attest:

  /s/ Karen A. Taylor

                              AMERICAN STOCK
                              TRANSFER & TRUST
                              COMPANY, as Trustee


                              By: /s/ Herbert J. Lemmer


Attest:

 /s/ Susan Silber

State of California           )
                    )
County of Los Angeles    )

     On                   before me, (here insert name and title of the
officer), personally appeared


   , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS by hand and official seal.



Signature                                    (Seal)





State of California           )
                    )
County of Los Angeles    )

     On                   before me,
_______________________________________, personally appeared


                                                  , personally known to me
(or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS by hand and official seal.



Signature                                    (Seal)